Exhibit 4.5

THIRD SUPPLEMENTAL INDENTURE

between

RUNWAY GROWTH FINANCE CORP.

as successor to

SWK HOLDINGS CORPORATION and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

Dated as of April 6, 2026

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of April 6, 2026, between Runway Growth Finance Corp., a Maryland corporation (the “Successor Company”) as successor to SWK Holdings Corporation, a Delaware corporation (“SWK”) and Wilmington Trust, National Association as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, SWK and the Trustee executed and delivered an Indenture, dated as of October 3, 2023 (the “Base Indenture”), to provide for the issuance by SWK from time to time of debt securities to be issued in one or more series (the “Securities”);

WHEREAS, SWK and the Trustee executed and delivered the First Supplemental Indenture, dated as of October 3, 2023 (the “First Supplemental Indenture”) to provide for the form and terms of a series of Securities designated as SWK’s 9.00% Senior Notes due 2027;

WHEREAS, SWK and the Trustee executed and delivered the Second Supplemental Indenture, dated as of April 6, 2026 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”) to amend the terms of the Base Indenture and the First Supplemental Indenture to add additional covenants and an Event of Default for the protection of the Holders of all series of Securities;

WHEREAS, on the date hereof, pursuant to that certain Agreement and Plan of Merger, dated September 22, 2025 (the “Merger Agreement”), by and among the Successor Company, RWAY Portfolio Holding Corp., a Delaware corporation and a direct wholly-owned subsidiary of the Successor Company (“Intermediary Sub”), RWAY Portfolio Corp., a Delaware corporation and a direct wholly-owned subsidiary of Intermediary Sub (“Acquisition Sub”), Runway Growth Capital LLC, a Delaware limited liability company and the external investment adviser to the Successor Company (the “Adviser”) and SWK, pursuant to the Delaware General Corporation Law (the “DGCL”), SWK merged with and into Acquisition Sub (the “First Merger”), with Acquisition Sub continuing as the surviving company and as a wholly-owned subsidiary of Intermediary Sub;

WHEREAS, on the date hereof, pursuant to the Merger Agreement and the DGCL, immediately after the First Merger, Acquisition Sub merged with and into Intermediary Sub (the “Second Merger”), with Intermediary Sub continuing as the surviving company and as a wholly-owned subsidiary of the Successor Company;

WHEREAS, on the date hereof, pursuant to the Merger Agreement, the DGCL and the Maryland General Corporation Law, immediately after the Second Merger, Intermediary Sub merged with and into the Successor Company (the “Third Merger” and, together with the First Merger and the Second Merger, the “Mergers”), with the Successor Company continuing as the surviving company;

WHEREAS, as a result of the Mergers, the Successor Company is required to enter into a supplemental indenture pursuant to which the Successor Company shall expressly assume the obligations of SWK for the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities outstanding, and the due and punctual performance and observance of every covenant and every condition of the Indenture to be performed by SWK, pursuant to Section 8.1 and 8.2 of the Base Indenture;

WHEREAS, Section 9.1(a) of the Base Indenture provides that the Successor Company, when authorized by a Board Resolution, and the Trustee (at the direction of the Successor Company) may enter into one or more indentures supplemental to the Indenture, without the consent of any Holders of Securities, to evidence the succession of another Person to SWK, and the assumption by any such successor of the covenants, agreements and obligations of SWK therein and in the Securities;

WHEREAS, the Successor Company hereby requests that the Trustee execute and deliver this Third Supplemental Indenture;

WHEREAS, the execution and delivery of this Third Supplemental Indenture has been duly authorized by the Successor Company and all things necessary have been done by the Successor Company to make this Third Supplemental Indenture, when executed and delivered by the Successor Company, a valid and binding supplement to the Indenture and agreement of the Successor Company; and

WHEREAS, all conditions precedent provided for in the Indenture relating to the execution of this Third Supplemental Indenture have been complied with.

NOW, THEREFORE, in consideration of the premises stated herein, the Successor Company and the Trustee mutually covenant and agree for the proportionate benefit of all Holders of the Securities as follows:

ARTICLE 1

APPLICATION OF THIRD SUPPLEMENTAL INDENTURE

Notwithstanding any other provision of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, all provisions of this Third Supplemental Indenture with specific Article numbers or Section numbers refer to Articles and Sections contained in this Third Supplemental Indenture and not the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture or any other document.

ARTICLE 2

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1 Definitions

For purposes of this Third Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

1.2 Notices, Etc., to Trustee or Company.

Section 1.5 clause (2) shall hereby be amended by replacing the address provided thereunder with the following:

Runway Growth Finance Corp.

205 N. Michigan Ave., Suite 4200

Chicago, Illinois 60601

Attention: Carmela Thomson

Email: ct@runwaygrowth.com

ARTICLE 3

ASSUMPTION; SUCCESSOR SUBSTITUTED

The Successor Company hereby agrees to become a party to the Indenture as successor to SWK thereunder as if it were an original signatory to the Indenture and hereby expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities outstanding, and the due and punctual performance and observance of every covenant and every condition of the Indenture to be performed by SWK. In accordance with Section 8.2 of the Base Indenture, the Successor Company hereby succeeds to, and is hereby substituted for, and may exercise every right and power of, SWK under the Indenture and the Securities with the same effect as if the Successor Company had been named “the Company” in the Indenture and the Securities.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE SUCCESSOR COMPANY

The Successor Company hereby represents and warrants that immediately after giving effect to the Mergers, no default or Event of Default has occurred and is continuing.

ARTICLE 5

MISCELLANEOUS

5.1
Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with another provision of the Indenture which is required to be included in the Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act such imposed duties shall control. If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern the Indenture, such provision of the Trust Indenture Act shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Third Supplemental Indenture as such provision of the Trust Indenture Act is so modified or excluded, as the case may be.

5.2
Governing Law; Waiver of Jury Trial; Submission to Jurisdiction.

THIS THIRD SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE SUCCESSOR COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE, THE SECURITIES, OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Each of the parties hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Third Supplemental Indenture and the Securities, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

5.3
Counterparts.

This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Third Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

Anything in the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, this Third Supplemental Indenture or the Securities to the contrary notwithstanding, for the purposes of the transactions contemplated by the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, this Third Supplemental Indenture or the Securities and any document to be signed in connection with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture this Third Supplemental Indenture or the Securities (including the Trustee’s certificate of authentication on the Securities, amendments, waivers, consents and other modifications, Officer’s Certificates, Company Requests, Company Orders and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

5.4
Severability Clause; Entire Agreement.

In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The Indenture, as amended by this Third Supplemental Indenture, any applicable supplemental indenture thereto and the exhibits hereto or thereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

5.5
Ratification; Conflicts.

The Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture, is in all respects ratified and confirmed and this Third Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. In the event that any provision of this Third Supplemental Indenture conflicts with a provision of the Base Indenture, such provision of this Third Supplemental Indenture shall control.

5.6
Effect of Headings.

The section headings in this Third Supplemental Indenture are for convenience only and shall not affect the construction hereof.

5.7
Effectiveness.

This Third Supplemental Indenture shall become effective as of the date hereof.

5.8
Successors.

All covenants and agreements in this Third Supplemental Indenture by the Successor Company shall bind its successors and assigns, whether so expressed or not.

5.9
Benefits Acknowledged.

Nothing in this Third Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and the Holders of Securities any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

5.10
Trustee Makes No Representation.

The recitals and statements contained herein are made solely by the Successor Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity, adequacy or sufficiency of this Third Supplemental Indenture. All rights, protections, privileges, indemnities, immunities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted to be taken by the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act under the Indenture, as amended by this Third Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.

RUNWAY GROWTH FINANCE CORP.

By: /s/ Thomas Raterman

Name: Thomas Raterman

Title: Chief Financial Officer, Treasurer and Secretary

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee, Paying Agent, Security Registrar and Transfer Agent

By: /s/ Nedine P. Sutton

Name: Nedine P. Sutton

Title: Vice President

[Signature Page to Third Supplemental Indenture]